                                                                     EXHIBIT 4.4

                       UNION PACIFIC RESOURCES GROUP INC.
                                  ("COMPANY")


                                DEBT SECURITIES

                                TERMS AGREEMENT



                                                                    May 13, 1998



Union Pacific Resources Group Inc.
801 Cherry Street
Mail Station 3213
Fort Worth, TX 76102

Attention:

Ladies and Gentlemen:

          We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement being filed with the Securities and Exchange Commission on Form 8-K (the "Underwriting Agreement"), the following securities (the "Securities") on the following terms:

          TITLE:         7.15% Debentures due May 15, 2028 (the "2028
                         Debentures").

          PRINCIPAL AMOUNT:   $425,000,000.

          INTEREST: 7.15% per annum, from May 18, 1998, payable semiannually on May 15 and November, 15 commencing November 15, 1998, to holders of record on the preceding April 30 or October 31, as the case may be.

          MATURITY:  May 15, 2028.

          OPTIONAL REDEMPTION: The 2028 Debentures will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) thereon, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued interest on the principal amount being redeemed to the redemption date.
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          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee (as defined in the Underwriting Agreement) after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the arithmetic average cf the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer by 5:00 p.m. on the third business day preceding such redemption date.

          "Reference Treasury Dealer" means each of Salomon Brothers Inc, Credit Suisse First Boston Corporation, Chase Securities Inc. and Goldman, Sachs & Co. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

          "Remaining Scheduled Payments" means, with respect to any Security, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to he redeemed.

          Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

          SINKING FUND:  None.

          DELAYED DELIVERY CONTRACTS: None.
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                                                                               3


          PURCHASE PRICE: 98.539% of principal amount, plus accrued interest, if any, from May 18, 1998.

          EXPECTED REOFFERING PRICE: 99.414% of principal amount, subject to change by the undersigned.

          CLOSING: 10:00 A.M. on May 18, 1998, at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, in same day funds.

          NAME AND ADDRESS OF REPRESENTATIVE:

               Salomon Brothers Inc
               388 Greenwich Street
               New York, NY 10013

          The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

          The provisions of the Underwriting Agreement are incorporated herein by reference.

          The Securities will be made available for checking at the offices of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

          Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us by mail or hand delivery.

                                       Very truly yours,

                                       Salomon Brothers Inc

                                       On behalf of themselves and as
                                       Representative of the several
                                       Underwriters listed in Schedule A hereto

                                           by

                                            SALOMON BROTHERS INC

                                              by
                                                /s/ Angela M. Reiton
                                                -----------------------
                                                Name: Angela M. Reiton
                                                Title: Associate

                                   SCHEDULE A


                                                              PRINCIPAL AMOUNT
                                                                  OF 2028
                                                                 DEBENTURES
                                                              ----------------
UNDERWRITER
-----------
Salomon Brothers Inc .......................................      $139,750,000
Credit Suisse First Boston
   Corporation .............................................       106,250,000
Chase Securities Inc. ......................................        55,250,000
Goldman, Sachs & Co. .......................................        55,250,000
ABN AMRO Incorporated ......................................        17,000,000
BancAmerica Robertson Stephens .............................        17,000,000
NationsBanc Montgomery Securities
   LLC .....................................................        17,000,000
RBC Dominion Securities Inc. ...............................        17,000,000
Howard, Weil, Labouisse, Friedrichs
   Incorporated ............................................           250,000
Petrie Parkman & Co., Inc. .................................           250,000
                                                                  ------------
   Total ...................................................      $425,000,000
                                                                  ============

To:  Salomon Brothers Inc
     Credit Suisse First Boston Corporation
     Chase Securities Inc.
     Goldman, Sachs & Co.
     ABN AMRO Incorporated
     BancAmerica Robertson Stephens
     Howard, Weil, Labouisse, Friedrichs Incorporated
     NationsBanc Montgomery Securities LLC
     Petrie Parkman & Co., Inc.
     RBC Dominion Securities Inc.

     As Underwriters
        c/o Salomon Brothers Inc
           388 Greenwich Street
              New York, NY 10013


          We accept the offer contained in your letter dated May 13, 1998, relating to $425 million principal amount of our 7.15% Debentures due May 15, 2028. We also confirm that, to the best of our knowledge after reasonable investigation, the representations and warranties of the undersigned in the Underwriting Agreement being filed with the Securities and Exchange Commission by us on Form 8-K (the "Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission and, subsequent to the respective dates of the most recent financial statements in the Prospectus (as defined in the Underwriting Agreement), there has been no material adverse change in the financial position or results of operations of the undersigned and its subsidiaries taken as a whole, except as set forth in or contemplated by the Prospectus.

                                       Very truly yours,

                                       UNION PACIFIC RESOURCES
                                       GROUP INC.,

                                       by
                                          /s/ M. B. Smith
                                          -----------------------
                                          Name:  Morris B. Smith
                                          Title: Vice President and
                                                 Chief Financial Officer